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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                 94-3180138
        (State of incorporation)             (I.R.S. Employer Identification No.)

           2158 Paragon Drive
              San Jose, CA                                   95131
(Address of principal executive offices)                  (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                   333-86361


Securities to be registered pursuant to section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered

             Not applicable                                  None


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value

                                (Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-86361), as originally filed with the Securities and Exchange Commission on September 1, 1999, or as subsequently amended (the "Form S-1 Registration Statement") is hereby incorporated by reference.

ITEM 2. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     1. Certificate of Incorporation of Immersion, incorporated by reference to Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

     2. Form of Amended and Restated Certificate of Incorporation of Immersion, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1 Registration Statement.

     3.   Certificate of Designations of Immersion, incorporated by reference to
Exhibit 3.4 to the Registrant's Form S-1 Registration Statement.

     4. Agreement and Plan of Merger, incorporated by reference to Exhibit 3.5 to the Registrant's Form S-1 Registration Statement.

     5.   Certificate of Elimination of Immersion, incorporated by reference to
Exhibit 3.6 to the Registrant's Form S-1 Registration Statement.

     6. Certificate of Amendment of Restated Certificate of Incorporation of Immersion, incorporated by reference to Exhibit 3.7 to the Registrant's Form S-1 Registration Statement.

     7. Form of Bylaws, incorporated by reference to Exhibit 3.9 to the Registrant's Form S-1 Registration Statement.

     8. Information and Registration Rights Agreement dated April 13, 1998, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1 Registration Statement.

     9. Immersion Corporation Cybernet Registration Rights Agreement dated March 5, 1999, incorporated by reference to Exhibit 4.2 to the Registrant's Form S-1 Registration Statement.

     10. Common Stock Grant and Purchase Agreement and Plan with Michael Reich & Associates dated July 6, 1999, incorporated by reference to Exhibit 4.3 to the Registrant's Form S-1 Registration Statement.

     11. Common Stock Agreement with Digital Equipment corporation dated June 12, 1998, incorporated by reference to Exhibit 4.4 to the Registrant's Form S-1 Registration Statement.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                IMMERSION CORPORATION

Date: November 5, 1999

                                                By: /s/ Victor Viegas
                                                   -----------------------------
                                                   Victor Viegas
                                                   Vice President, Finance and
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit                                 Description
-------                                 -----------
  1       Certificate of Incorporation of Immersion, incorporated by reference to
          Exhibit 3.2 to the Registrant's Form S-1 Registration Statement.

  2 Form of Amended and Restated Certificate of Incorporation of Immersion, incorporated by reference to Exhibit 3.3 to the Registrant's Form S-1
          Registration Statement.

  3       Certificate of Designations of Immersion, incorporated by reference to
          Exhibit 3.4 to the Registrant's Form S-1 Registration Statement.

  4 Agreement and Plan of Merger, incorporated by reference to Exhibit 3.5 to the Registrant's Form S-1 Registration Statement.

  5       Certificate of Elimination of Immersion, incorporated by reference to
          Exhibit 3.6 to the Registrant's Form S-1 Registration Statement.

  6       Certificate of Amendment of Restated Certificate of Incorporation of
          Immersion, incorporated by reference to Exhibit 3.7 to the Registrant's Form S-1 Registration Statement.

  7 Form of Bylaws, incorporated by reference to Exhibit 3.9 to the Registrant's Form S-1 Registration Statement.

  8 Information and Registration Rights Agreement dated April 13, 1998, incorporated by reference to Exhibit 4.1 to the Registrant's Form S-1
          Registration Statement.

  9       Immersion Corporation Cybernet Registration Rights Agreement dated
          March 5, 1999, incorporated by reference to Exhibit 4.2 to the Registrant's Form S-1 Registration Statement.

  10      Common Stock Grant and Purchase Agreement and Plan with Michael Reich
          & Associates dated July 6, 1999, incorporated by reference to Exhibit
          4.3 to the Registrant's Form S-1 Registration Statement.

  11      Common Stock Agreement with Digital Equipment corporation dated June 12,
          1998, incorporated by reference to Exhibit 4.4 to the Registrant's Form
          S-1 Registration Statement.


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